UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                          Date of Report: July 14, 2020

                       PURE HARVEST CORPORATE GROUP, INC.
                  --------------------------------------------
                (Name of registrant as specified in its charter)

      Colorado                 333-212055                    71-0942431
---------------------     ------------------     ------------------------------
State of Incorporation    Commission File No.    IRS Employer Identification No.

                          2401 E. 2nd Avenue, Suite 600
                                Denver, CO 80206
                           --------------------------
                     Address of principal executive offices

                                 (800) 924-3716
                              --------------------
                      Telephone number, including area code

                       PURE HARVEST CANNABIS GROUP, INC.
                  --------------------------------------------
           Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications  pursuant to Rule 425 under the Securities Act
   (17 CFR 230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act
   (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class   Trading Symbol   Name of each exchange on which registered
-------------------   --------------   -----------------------------------------
       None                N/A                         N/A

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

      Emerging Growth Company [x]

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13a of the Exchange Act. [ ]

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

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     On March 6, 2020, the Company borrowed $1,500,000 from an unrelated third party. The loan is evidenced by a promissory note which bears interest at 8% per year.

     The note was due and payable as follows:

     o    $500,000,  together with all accrued and unpaid interest, on April 13,
          2020

     o    $1,000,000,  together with all accrued and unpaid interest,  on May 6,
          2020

     Accrued interest will be paid in shares of the Company's common stock based upon a 25% discount to the ten day average closing price of the Company's common stock. Accrued interest will include 150,000 additional shares of the Company's common stock and warrants to purchase 150,000 shares of the Company's common stock. The warrants are exercisable at any time on or before January 1, 2025 at a price of $2.00 per share.

     The first payment of $500,000 was made on a timely basis.

     On April 20, 2020, the holder of the Note agreed to extend the due date for the $1,000,000 payment from May 6, 2020 to June 15, 2020. In consideration for extending the repayment date for the second amount to June 15, 2020, the Company issued the note holder 200,000 shares of its common stock, and warrants to purchase 200,000 shares of the Company's common stock. The warrants are exercisable at a price of $2.00 per share and expire January 1, 2025.

     On June 9, 2020, the holder of the Note agreed to extend the due date for the $1,000,000 payment to July 15, 2020. In consideration for extending the repayment date for the second amount to July 15, 2020, the Company issued the note holder 200,000 shares of its common stock, and warrants to purchase 200,000 shares of the Company's common stock. The warrants are exercisable at a price of $2.00 per share and expire January 1, 2025. A late payment penalty of $5,000 per day will be due if the $1,000,000 is not paid by July 15, 2020.

     On July 14, 2020, the holder of the Note agreed to extend the due date for the $1,000,000 payment to August 15, 2020. In consideration for extending the repayment date for the second amount to August 15, 2020, the Company issued the note holder 100,000 shares of its common stock, and warrants to purchase 100,000 shares of the Company's common stock. The warrants are exercisable at a price of $2.00 per share and expire January 1, 2025. A late payment penalty of $5,000 per day will be due if the $1,000,000 is not paid by August 15, 2020.

Item 3.02.  Unregistered Sales of Equity Securities.

     In  connection  with the issuance of the shares and warrants  referenced in
Item 2.03 of this  report the  Company  relied  upon the  exemption  provided by
Section 4(a)(2) of the Securities Act of 1933. The shares and warrants were issued to a sophisticated investor who was provided full information regarding the Company's business and operations. There was no general solicitation in connection with the issuance of the shares and warrants. No commission was paid to any person in connection with issuance of the shares and warrants.




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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

July 17, 2020
                                       PURE HARVEST CORPORATE GROUP, INC.

                                       By: /s/ Matthew Gregarek
                                          ----------------------------
                                          Matthew Gregarek
                                          Chief Executive Officer